Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights for the Acquiring Fund" and "Representations and Warranties" in the Registration Statement (Form N-14) and the related Proxy Statement/Prospectus of Security Income Fund, relating to the reorganization of the Capital Preservation Series into the Diversified Income Series and to the incorporation by reference therein of our report dated February 27, 2008, with respect to the financial statements and financial highlights of each series of the Security Income Fund filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
October 20, 2008